Exhibit 99.1

INVESTOR CONTACT:	Andrew S. Hersom
Investor Relations
203.338.4581
Andrew.Hersom@peoples.com

MEDIA CONTACT:	Valerie Carlson
Corporate Communications
203.338.2351
Valerie.Carlson@peoples.com

FOR IMMEDIATE RELEASE

April 16, 2015

PEOPLE’S UNITED FINANCIAL REPORTS FIRST QUARTER

NET INCOME OF $0.20 PER SHARE AND OPERATING EARNINGS OF $0.21

PER SHARE; ANNOUNCES DIVIDEND INCREASE

BRIDGEPORT, CT – People’s United Financial, Inc. (NASDAQ: PBCT) today reported net income of $59.2 million, or $0.20 per share, for the first quarter of 2015, compared to $53.1 million, or $0.18 per share, for the first quarter of 2014, and $64.7 million, or $0.22 per share, for the fourth quarter of 2014. Operating earnings were $63.2 million, or $0.21 per share, for the first quarter of 2015, compared to $56.5 million, or $0.19 per share, for the first quarter of 2014, and $65.1 million, or $0.22 per share, for the fourth quarter of 2014.

The Company’s Board of Directors voted to increase the common stock dividend to an annual rate of $0.67 per share. Based on the closing stock price on April 15, 2015, the dividend yield on People’s United Financial common stock is 4.4 percent. The quarterly dividend of $0.1675 per share is payable May 15, 2015 to shareholders of record on May 1, 2015.

“Our performance this quarter is an encouraging start to the year, especially given the persistent low interest rate environment as well as the severe winter weather across our markets,” commented Jack Barnes, President and Chief Executive Officer. “We are pleased our continued focus on improving profitability led to a 12 percent increase in operating earnings from a year ago. While the first quarter is typically a seasonally slower period, we achieved solid annualized loan growth of five percent and the success of our deposit gathering initiatives drove annualized organic deposit growth of over 17 percent.”

Barnes continued, “Additionally, as previously reported we received a national banking association charter during the quarter. This charter is best aligned to our commercial banking business model.”

Barnes concluded, “Finally, we are pleased to announce our 22nd consecutive annual dividend increase which reflects our continued commitment to delivering value for shareholders through a consistent return of capital.”

— more —

People’s United Financial, Inc. Reports 1Q Earnings

“The first quarter results reflect our continued focus on improving operating leverage through revenue growth and effective expense management,” stated David Rosato, Senior Executive Vice President and Chief Financial Officer. “Revenues grew three percent from the prior year quarter mostly due to higher non-interest income, while operating expenses remained flat. The net interest margin decline from the fourth quarter was in line with expectations and primarily resulted from the impact of two fewer calendar days and continued strong loan originations at rates lower than the existing portfolio.”

Rosato concluded, “We are comfortable with our capital structure and balance sheet strength. Asset quality was once again exceptional as net charge-offs improved from an already low level. Capital ratios continue to be strong, especially in light of the Company’s low risk business model.”

At March 31, 2015, People’s United Financial’s common equity tier 1 capital and total risk-based capital ratios were 10.0 percent and 12.0 percent, respectively, and the tangible equity ratio stood at 7.5 percent. People’s United Bank N.A.’s common equity tier 1 capital and total risk-based capital ratios were 10.6 percent and 13.0 percent, respectively, at March 31, 2015.

Net loan charge-offs as a percentage of average total loans on an annualized basis were 0.11 percent in the first quarter of 2015, an improvement from 0.13 percent in the fourth quarter of 2014 and 0.12 percent in the first quarter of 2014. For the originated loan portfolio, non-performing loans equaled 0.68 percent of loans at March 31, 2015, compared to 0.77 percent at December 31, 2014 and 0.84 percent at March 31, 2014.

Operating return on average assets of 0.71 percent for the first quarter of 2015 declined from 0.75 percent in the fourth quarter of 2014, but improved from 0.69 percent in the first quarter of 2014. Operating return on average tangible stockholders’ equity of 9.9 percent in the first quarter of 2015 declined from 10.1 percent in the fourth quarter of 2014, but improved from 9.3 percent in the first quarter of 2014.

People’s United Financial, a diversified financial services company with over $36 billion in assets, provides commercial and retail banking, as well as wealth management services through a network of over 400 branches in Connecticut, New York, Massachusetts, Vermont, New Hampshire and Maine. Through its subsidiaries, People’s United Financial provides equipment financing, brokerage and insurance services. Assets managed and administered, which are not reported as assets of People’s United Financial, totaled $15.7 billion at March 31, 2015 compared to $16.4 billion at December 31, 2014.

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People’s United Financial, Inc. Reports 1Q Earnings

1Q 2015 Financial Highlights

Summary

•	Net income was $59.2 million, or $0.20 per share.

•	Operating earnings were $63.2 million, or $0.21 per share.

•	Net interest income totaled $228.1 million in both 1Q15 and 4Q14.

•	Interest income on acquired loans decreased $1.7 million to $15.3 million.

•	Net interest margin decreased nine basis points from 4Q14 to 2.91% reflecting:

•	Two fewer calendar days in 1Q15 (decrease of five basis points).

•	New loan volume at rates lower than the existing portfolio (decrease of two basis points).

•	Increase in average investment and deposit balances (decrease of two basis points).

•	Provision for loan losses totaled $9.8 million.

•	Net loan charge-offs totaled $7.2 million, of which $3.2 million related to loans with previously-established specific reserves.

•	Net loan charge-off ratio of 0.11% in 1Q15.

•	Reflects a $6.2 million increase in the originated allowance for loan losses due to loan growth and a $0.4 million allowance reversal related to acquired loans.

•	Non-interest income was $89.0 million in 1Q15 compared to $86.8 million in 4Q14.

•	Commercial banking lending fees increased $3.7 million.

•	Net gains on sales of acquired loans increased $2.2 million

•	Customer interest rate swap income increased $2.1 million.

•	Insurance revenue increased $1.0 million, primarily reflecting the seasonal nature of insurance renewals.

•	Bank service charges decreased $1.9 million.

•	Net security gains decreased $2.7 million.

•	Assets under administration and those under full discretionary management, neither of which are reported as assets of People’s United Financial, totaled $10.0 billion and $5.7 billion, respectively, at March 31, 2015, compared to $10.8 billion and $5.6 billion, respectively, at December 31, 2014.

•	Non-interest expense totaled $217.6 million in 1Q15 compared to $207.7 million in 4Q14.

•	Operating non-interest expense was $211.6 million in 1Q15 compared to $207.1 million in 4Q14.

•	Compensation and benefits increased $6.6 million, primarily reflecting seasonally-higher payroll and benefit-related costs in 1Q15.

•	Occupancy and equipment expense increased $2.4 million and professional and outside services expense increased $1.1 million.

•	The efficiency ratio in 1Q15 increased to 61.9% from 61.3% in 4Q14 (see page 14).

•	Non-operating expenses totaled $6.0 million in 1Q15 compared to $0.6 million in 4Q14.

•	The effective income tax rate was 34.0% for 1Q15 and 33.9% for the full-year of 2014.

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People’s United Financial, Inc. Reports 1Q Earnings

Commercial Banking

•	Commercial loans increased $238 million, or 5% annualized, from December 31, 2014.

•	Average commercial loans totaled $19.3 billion in 1Q15, an increase of $235 million, or 5% annualized, from 4Q14.

•	The ratio of originated non-performing commercial loans to originated commercial loans was 0.64% at March 31, 2015 compared to 0.76% at December 31, 2014.

•	Non-performing commercial assets, excluding acquired non-performing loans, totaled $135.4 million at March 31, 2015 compared to $154.9 million at December 31, 2014.

•	Net loan charge-offs totaled $6.0 million, or 0.12% annualized, of average commercial loans in 1Q15, compared to $6.5 million, or 0.14% annualized, in 4Q14.

•	For the originated commercial portfolio, the allowance for loan losses as a percentage of loans was 0.91% at both March 31, 2015 and December 31, 2014.

•	The commercial originated allowance for loan losses represented 143% of originated non-performing commercial loans at March 31, 2015 compared to 120% at December 31, 2014.

•	Commercial deposits totaled $7.8 billion at March 31, 2015 compared to $7.2 billion at December 31, 2014.

Retail Banking

•	Residential mortgage loans increased $119 million, or 10% annualized, from December 31, 2014.

•	Average residential mortgage loans totaled $5.0 billion in 1Q15, an increase of $132 million, or 11% annualized, from 4Q14.

•	The ratio of originated non-performing residential mortgage loans to originated residential mortgage loans was 0.78% at March 31, 2015 compared to 0.80% at December 31, 2014.

•	Net loan charge-offs totaled $0.4 million, or 0.03% annualized, of average residential mortgage loans in 1Q15, compared to $0.2 million, or 0.02% annualized, in 4Q14.

•	Home equity loans decreased $14 million, or 3% annualized, from December 31, 2014.

•	Average home equity loans totaled $2.1 billion in 1Q15, an increase of $4 million, or 1% annualized, from 4Q14.

•	The ratio of originated non-performing home equity loans to originated home equity loans was 0.93% at March 31, 2015 compared to 0.85% at December 31, 2014.

•	Net loan charge-offs totaled $0.5 million, or 0.10% annualized, of average home equity loans in 1Q15, compared to $1.3 million, or 0.24% annualized, in 4Q14.

•	Retail deposits (excluding brokered deposits) totaled $16.7 billion at March 31, 2015 compared to $16.3 billion at December 31, 2014.

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People’s United Financial, Inc. Reports 1Q Earnings

Conference Call

On April 16, 2015, at 8 a.m., Eastern Time, People’s United Financial will host a conference call to discuss this earnings announcement. The call may be heard through www.peoples.com by selecting “Investor Relations” in the “About Us” section on the home page, and then selecting “Conference Calls” in the “News and Events” section. Additional materials relating to the call may also be accessed at People’s United Bank’s web site. The call will be archived on the web site and available for approximately 90 days.

Certain statements contained in this release are forward-looking in nature. These include all statements about People’s United Financial’s plans, objectives, expectations and other statements that are not historical facts, and usually use words such as “expect,” “anticipate,” “believe,” “should” and similar expressions. Such statements represent management’s current beliefs, based upon information available at the time the statements are made, with regard to the matters addressed. All forward-looking statements are subject to risks and uncertainties that could cause People’s United Financial’s actual results or financial condition to differ materially from those expressed in or implied by such statements. Factors of particular importance to People’s United Financial include, but are not limited to: (1) changes in general, national or regional economic conditions; (2) changes in interest rates; (3) changes in loan default and charge-off rates; (4) changes in deposit levels; (5) changes in levels of income and expense in non-interest income and expense related activities; (6) changes in accounting and regulatory guidance applicable to banks; (7) price levels and conditions in the public securities markets generally; (8) competition and its effect on pricing, spending, third-party relationships and revenues; and (9) changes in regulation resulting from or relating to financial reform legislation. People’s United Financial does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Access Information About People’s United Financial at www.peoples.com.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS

	Three Months Ended
(dollars in millions, except per share data)	March 31, 2015	Dec. 31, 2014	Sept. 30, 2014	June 30, 2014	March 31, 2014
Earnings Data:
Net interest income (fully taxable equivalent)	$233.9	$233.2	$233.3	$232.8	$231.8
Net interest income	228.1	228.1	228.5	228.2	227.1
Provision for loan losses	9.8	9.9	12.4	8.8	9.5
Non-interest income (1)	89.0	86.8	84.0	100.1	79.9
Non-interest expense	217.6	207.7	208.8	208.3	216.7
Operating non-interest expense (2)	211.6	207.1	206.7	206.7	211.5
Income before income tax expense	89.7	97.3	91.3	111.2	80.8
Net income	59.2	64.7	61.6	72.3	53.1
Operating earnings (2)	63.2	65.1	63.0	59.9	56.5

Selected Statistical Data:
Net interest margin (3)	2.91%	3.00%	3.05%	3.13%	3.17%
Return on average assets (3)	0.66	0.74	0.72	0.87	0.65
Operating return on average assets (2), (3)	0.71	0.75	0.74	0.72	0.69
Return on average tangible assets (3)	0.70	0.79	0.77	0.93	0.69
Return on average stockholders’ equity (3)	5.1	5.5	5.3	6.3	4.7
Return on average tangible stockholders’ equity (3)	9.2	10.1	9.7	11.6	8.7
Operating return on average tangible stockholders’ equity (2), (3)	9.9	10.1	9.9	9.6	9.3
Efficiency ratio (2)	61.9	61.3	61.4	61.8	63.9

Common Share Data:
Basic and diluted earnings per share	$0.20	$0.22	$0.21	$0.24	$0.18
Operating earnings per share (2)	0.21	0.22	0.21	0.20	0.19
Dividends paid per share	0.165	0.165	0.165	0.165	0.1625
Dividend payout ratio	83.7%	76.5%	80.2%	68.4%	91.5%
Operating dividend payout ratio (2)	78.3	76.0	78.4	82.5	86.0
Book value per share (end of period)	$15.55	$15.44	$15.52	$15.46	$15.35
Tangible book value per share (end of period) (2)	8.58	8.43	8.49	8.41	8.26
Stock price:
High	15.45	15.50	15.32	15.23	15.70
Low	13.97	13.61	14.24	14.00	13.73
Close (end of period)	15.20	15.18	14.47	15.17	14.87
Common shares (end of period) (in millions)	301.18	300.13	299.92	299.79	299.49
Weighted average diluted common shares (in millions)	299.15	298.65	298.44	298.24	297.72

(1)	Three months ended June 30, 2014 includes a $20.6 million net gain resulting from the formation of a merchant services joint venture.
(2)	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 13.
(3)	Annualized.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS - Continued

	As of and for the Three Months Ended
(dollars in millions)	March 31, 2015	Dec. 31, 2014	Sept. 30, 2014	June 30, 2014	March 31, 2014
Financial Condition Data:
General:
Total assets	$36,407	$35,997	$34,775	$33,921	$33,112
Loans	26,929	26,592	25,954	25,455	24,629
Securities	5,577	5,012	4,687	4,580	4,690
Short-term investments (1)	250	769	508	99	73
Allowance for loan losses	201	198	197	193	190
Goodwill and other acquisition-related intangible assets	2,097	2,103	2,109	2,115	2,121
Deposits	27,150	26,138	25,261	24,089	23,666
Borrowings	3,143	3,692	3,416	3,773	3,887
Notes and debentures	1,042	1,034	1,022	1,040	639
Stockholders’ equity	4,682	4,633	4,655	4,636	4,596
Total risk-weighted assets (2)	28,195	27,487	26,967	26,591	25,749
Non-performing assets (3)	209	224	229	233	231
Net loan charge-offs	7.2	8.5	8.1	6.5	7.0

Average Balances:
Loans	$26,504	$26,136	$25,611	$24,856	$24,248
Securities (4)	5,325	4,718	4,691	4,674	4,908
Short-term investments (1)	276	276	254	206	121
Total earning assets	32,105	31,130	30,556	29,736	29,277
Total assets	35,768	34,763	34,150	33,273	32,799
Deposits	26,579	25,781	24,660	23,851	22,863
Borrowings	3,018	2,854	3,443	3,793	4,348
Notes and debentures	1,041	1,027	1,022	661	639
Total funding liabilities	30,638	29,662	29,125	28,305	27,850
Stockholders’ equity	4,663	4,679	4,648	4,609	4,564

Ratios:
Net loan charge-offs to average total loans (annualized)	0.11%	0.13%	0.13%	0.10%	0.12%
Non-performing assets to originated loans, real estate owned and repossessed assets (3)	0.80	0.88	0.92	0.96	1.00
Originated allowance for loan losses to:
Originated loans (3)	0.74	0.74	0.75	0.75	0.78
Originated non-performing loans (3)	107.5	95.5	94.1	91.7	92.7
Average stockholders’ equity to average total assets	13.0	13.5	13.6	13.9	13.9
Stockholders’ equity to total assets	12.9	12.9	13.4	13.7	13.9
Tangible stockholders’ equity to tangible assets (5)	7.5	7.5	7.8	7.9	8.0
Total risk-based capital (2)	12.0	12.2	12.3	12.5	11.2

(1)	Includes securities purchased under agreements to resell.
(2)	Consolidated. Effective January 1, 2015, calculated in accordance with Basel III capital rules. March 31, 2015 amounts are preliminary.
(3)	Excludes acquired loans.
(4)	Average balances for securities are based on amortized cost.
(5)	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 13.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF CONDITION

(in millions)	March 31, 2015	Dec. 31, 2014	March 31, 2014
Assets
Cash and due from banks	$306.8	$345.1	$427.7
Short-term investments	250.0	668.6	72.7

Total cash and cash equivalents	556.8	1,013.7	500.4

Securities purchased under agreements to resell	—	100.0	—

Securities:
Trading account securities, at fair value	8.3	8.3	8.3
Securities available for sale, at fair value	4,356.8	3,993.7	3,848.1
Securities held to maturity, at amortized cost	897.4	834.3	658.1
Federal Home Loan Bank and Federal Reserve Bank stock, at cost	314.2	175.7	175.7

Total securities	5,576.7	5,012.0	4,690.2

Loans held for sale	49.7	34.2	17.4

Loans:
Commercial	10,226.8	10,055.1	8,971.6
Commercial real estate	9,470.4	9,404.3	9,003.7
Residential mortgage	5,050.6	4,932.0	4,505.4
Consumer	2,181.5	2,200.6	2,148.5

Total loans	26,929.3	26,592.0	24,629.2
Less allowance for loan losses	(200.9)	(198.3)	(190.3)

Total loans, net	26,728.4	26,393.7	24,438.9

Goodwill and other acquisition-related intangible assets	2,096.6	2,102.5	2,121.1
Bank-owned life insurance	344.4	343.3	340.3
Premises and equipment	268.4	277.8	292.5
Other assets	786.3	719.9	711.6

Total assets	$36,407.3	$35,997.1	$33,112.4

Liabilities
Deposits:
Non-interest-bearing	$5,761.9	$5,655.1	$5,372.8
Savings, interest-bearing checking and money market	16,086.4	15,252.4	13,858.1
Time	5,301.6	5,230.7	4,434.6

Total deposits	27,149.9	26,138.2	23,665.5

Borrowings:
Federal Home Loan Bank advances	2,165.9	2,291.7	2,619.0
Federal funds purchased	496.0	913.0	775.0
Customer repurchase agreements	480.0	486.0	486.6
Other borrowings	1.0	1.0	6.8

Total borrowings	3,142.9	3,691.7	3,887.4

Notes and debentures	1,042.3	1,033.5	639.3
Other liabilities	390.3	500.6	324.4

Total liabilities	31,725.4	31,364.0	28,516.6

Stockholders’ Equity
Common stock	3.9	3.9	3.9
Additional paid-in capital	5,304.2	5,291.2	5,276.4
Retained earnings	833.2	826.7	778.2
Accumulated other comprehensive loss	(140.6)	(168.2)	(137.5)
Unallocated common stock of Employee Stock Ownership Plan, at cost	(157.2)	(159.0)	(164.4)
Treasury stock, at cost	(1,161.6)	(1,161.5)	(1,160.8)

Total stockholders’ equity	4,681.9	4,633.1	4,595.8

Total liabilities and stockholders’ equity	$36,407.3	$35,997.1	$33,112.4

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
(in millions, except per share data)	March 31, 2015	Dec. 31, 2014	Sept. 30, 2014	June 30, 2014	March 31, 2014
Interest and dividend income:
Commercial	$88.9	$89.1	$89.1	$87.5	$85.3
Commercial real estate	85.3	87.7	89.2	88.6	88.7
Residential mortgage	40.2	39.8	38.1	37.8	37.8
Consumer	18.1	18.7	18.5	18.4	18.3

Total interest on loans	232.5	235.3	234.9	232.3	230.1
Securities	27.5	24.0	23.6	24.1	25.1
Loans held for sale	0.2	0.2	0.3	0.2	0.1
Short-term investments	0.1	0.1	0.1	0.1	0.1

Total interest and dividend income	260.3	259.6	258.9	256.7	255.4

Interest expense:
Deposits	22.2	21.7	20.2	19.7	19.3
Borrowings	2.6	2.4	2.8	2.8	3.1
Notes and debentures	7.4	7.4	7.4	6.0	5.9

Total interest expense	32.2	31.5	30.4	28.5	28.3

Net interest income	228.1	228.1	228.5	228.2	227.1
Provision for loan losses	9.8	9.9	12.4	8.8	9.5

Net interest income after provision for loan losses	218.3	218.2	216.1	219.4	217.6

Non-interest income:
Bank service charges	30.1	32.0	33.3	32.8	30.5
Commercial banking lending fees	12.3	8.6	8.6	7.4	8.8
Investment management fees	10.8	10.5	10.7	10.6	9.8
Operating lease income	10.8	10.2	10.2	9.9	11.3
Insurance revenue	7.6	6.6	8.8	6.8	7.7
Customer interest rate swap income, net	5.3	3.2	1.8	2.2	1.4
Brokerage commissions	3.2	3.4	3.4	3.6	3.2
Net gains (losses) on sales of acquired loans	1.9	(0.3)	(0.2)	(0.4)	—
Net gains on sales of residential mortgage loans	0.7	1.0	1.1	—	0.8
Net security gains	—	2.7	0.2	—	0.1
Gain on merchant services joint venture, net of expenses	—	—	—	20.6	—
Other non-interest income	6.3	8.9	6.1	6.6	6.3

Total non-interest income (1)	89.0	86.8	84.0	100.1	79.9

Non-interest expense:
Compensation and benefits	114.8	108.2	108.1	109.3	110.4
Occupancy and equipment	38.7	36.3	36.4	36.6	38.0
Professional and outside services	15.8	14.7	14.3	14.9	15.3
Regulatory assessments	9.3	9.4	8.5	9.0	8.7
Operating lease expense	9.3	8.9	8.7	8.7	11.1
Amortization of other acquisition-related intangible assets	5.9	6.2	6.2	6.2	6.2
Other non-interest expense	23.8	24.0	26.6	23.6	27.0

Total non-interest expense (1)	217.6	207.7	208.8	208.3	216.7

Income before income tax expense	89.7	97.3	91.3	111.2	80.8
Income tax expense	30.5	32.6	29.7	38.9	27.7

Net income	$59.2	$64.7	$61.6	$72.3	$53.1

Basic and diluted earnings per common share	$0.20	$0.22	$0.21	$0.24	$0.18

(1)	Total non-interest income includes $20.6 million of non-operating income for the three months ended June 30, 2014. Total non-interest expense includes $6.0 million, $0.6 million, $2.1 million, $1.6 million and $5.2 million of non-operating expenses for the three months ended March 31, 2015, Dec. 31, 2014, Sept. 30, 2014, June 30, 2014 and March 31, 2014, respectively. See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 13.

People’s United Financial, Inc.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS (1)

	March 31, 2015			December 31, 2014			March 31, 2014
Three months ended (dollars in millions)	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Assets:
Short-term investments (2)	$275.9	$0.1	0.20%	$276.1	$0.1	0.20%	$120.9	$0.1	0.19%
Securities (3)	5,325.0	30.7	2.31	4,718.4	26.7	2.26	4,907.9	27.3	2.23
Loans:
Commercial (4)	9,896.0	91.5	3.70	9,694.2	91.5	3.78	8,702.7	87.8	4.04
Commercial real estate	9,401.6	85.3	3.63	9,368.8	87.7	3.75	8,904.5	88.7	3.98
Residential mortgage	5,010.1	40.4	3.23	4,877.8	40.0	3.28	4,482.4	37.9	3.38
Consumer	2,196.4	18.1	3.30	2,195.0	18.7	3.40	2,158.7	18.3	3.40

Total loans	26,504.1	235.3	3.55	26,135.8	237.9	3.64	24,248.3	232.7	3.84

Total earning assets	32,105.0	$266.1	3.32%	31,130.3	$264.7	3.40%	29,277.1	$260.1	3.55%

Other assets	3,663.3			3,633.1			3,521.7

Total assets	$35,768.3			$34,763.4			$32,798.8

Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$5,603.2	$—	—%	$5,575.7	$—	—%	$5,187.5	$—	—%
Savings, interest-bearing checking and money market	15,692.0	10.0	0.26	15,035.6	9.8	0.26	13,278.3	8.6	0.26
Time	5,284.1	12.2	0.92	5,169.5	11.9	0.92	4,397.6	10.7	0.98

Total deposits	26,579.3	22.2	0.33	25,780.8	21.7	0.34	22,863.4	19.3	0.34

Borrowings:
Federal Home Loan Bank advances	2,058.0	2.2	0.42	1,943.4	2.0	0.42	3,221.6	2.6	0.32
Customer repurchase agreements	486.6	0.2	0.18	461.1	0.2	0.19	507.6	0.2	0.19
Federal funds purchased	472.5	0.2	0.17	447.8	0.2	0.16	610.3	0.3	0.17
Other borrowings	1.0	—	1.78	1.3	—	1.36	8.3	—	0.25

Total borrowings	3,018.1	2.6	0.34	2,853.6	2.4	0.34	4,347.8	3.1	0.28

Notes and debentures	1,040.7	7.4	2.83	1,027.5	7.4	2.90	639.2	5.9	3.69

Total funding liabilities	30,638.1	$32.2	0.42%	29,661.9	$31.5	0.43%	27,850.4	$28.3	0.41%

Other liabilities	467.1			422.3			384.3

Total liabilities	31,105.2			30,084.2			28,234.7
Stockholders’ equity	4,663.1			4,679.2			4,564.1

Total liabilities and stockholders’ equity	$35,768.3			$34,763.4			$32,798.8

Net interest income/spread (5)		$233.9	2.90%		$233.2	2.97%		$231.8	3.14%

Net interest margin			2.91%			3.00%			3.17%

(1)	Average yields earned and rates paid are annualized.
(2)	Includes securities purchased under agreements to resell.
(3)	Average balances and yields for securities are based on amortized cost.
(4)	Includes commercial and industrial loans and equipment financing loans.
(5)	The fully taxable equivalent adjustment was $5.8 million, $5.1 million and $4.7 million for the three months ended March 31, 2015, December 31, 2014 and March 31, 2014, respectively.

People’s United Financial, Inc.

Loans acquired in connection with business combinations are initially recorded at fair value, determined based upon an estimate of expected cash flows, including a reduction for estimated credit losses, and without carryover of the respective portfolio’s historical allowance for loan losses. A decrease in expected cash flows in subsequent periods may indicate that a loan is impaired, which would require the establishment of an allowance for loan losses. As such, selected asset quality metrics have been highlighted to distinguish between the ‘originated’ portfolio and the ‘acquired’ portfolio.

NON-PERFORMING ASSETS

(dollars in millions)	March 31, 2015	Dec. 31, 2014	Sept. 30, 2014	June 30, 2014	March 31, 2014
Originated non-performing loans:
Commercial:
Commercial real estate	$43.3	$60.2	$56.0	$59.7	$60.1
Commercial and industrial	42.6	55.8	52.8	45.8	41.7
Equipment financing	34.9	25.4	29.3	30.7	22.0

Total	120.8	141.4	138.1	136.2	123.8

Retail:
Residential mortgage	37.5	37.6	41.8	44.8	51.3
Home equity	19.4	17.9	16.6	18.0	19.0
Other consumer	0.1	0.1	0.1	0.1	0.2

Total	57.0	55.6	58.5	62.9	70.5

Total originated non-performing loans (1)	177.8	197.0	196.6	199.1	194.3

REO:
Residential	16.5	13.6	16.2	14.9	17.0
Commercial	10.2	11.0	12.4	13.9	16.5

Total REO	26.7	24.6	28.6	28.8	33.5

Repossessed assets	4.3	2.5	3.5	4.8	3.7

Total non-performing assets	$208.8	$224.1	$228.7	$232.7	$231.5

Acquired non-performing loans (contractual amount) (2)	$74.8	$103.6	$116.3	$118.3	$145.7

Originated non-performing loans as a percentage of originated loans	0.68%	0.77%	0.79%	0.82%	0.84%
Non-performing assets as a percentage of:
Originated loans, REO and repossessed assets	0.80	0.88	0.92	0.96	1.00
Tangible stockholders’ equity and originated allowance for loan losses	7.52	8.24	8.37	8.61	8.72

(1)	Reported net of government guarantees totaling $17.5 million at March 31, 2015, $17.6 million at Dec. 31, 2014, $18.1 million at Sept. 30, 2014, $18.4 million at June 30, 2014 and $19.2 million at March 31, 2014.
(2)	Represents acquired loans that meet People’s United Financial’s definition of a non-performing loan but are not, under the accounting model for acquired loans, subject to classification as non-accrual in the same manner as originated loans. Because acquired loans are initially recorded at an amount estimated to be collectible, losses on such loans, when incurred, are first applied against the non-accretable difference established in purchase accounting and then to any allowance for loan losses recognized subsequent to acquisition.

People’s United Financial, Inc.

PROVISION AND ALLOWANCE FOR LOAN LOSSES

	Three Months Ended
(dollars in millions)	March 31, 2015	Dec. 31, 2014	Sept. 30, 2014	June 30, 2014	March 31, 2014
Allowance for loan losses on originated loans:
Balance at beginning of period	$188.1	$185.0	$182.5	$180.0	$177.5
Charge-offs	(8.1)	(9.7)	(9.1)	(8.1)	(6.4)
Recoveries	0.9	1.2	1.2	2.6	0.9

Net loan charge-offs	(7.2)	(8.5)	(7.9)	(5.5)	(5.5)
Provision for loan losses	10.2	11.6	10.4	8.0	8.0

Balance at end of period	191.1	188.1	185.0	182.5	180.0

Allowance for loan losses on acquired loans:
Balance at beginning of period	10.2	11.9	10.1	10.3	10.3
Charge-offs	—	—	(0.2)	(1.0)	(1.5)
Provision for loan losses	(0.4)	(1.7)	2.0	0.8	1.5

Balance at end of period	9.8	10.2	11.9	10.1	10.3

Total allowance for loan losses	$200.9	$198.3	$196.9	$192.6	$190.3

Commercial originated allowance for loan loss as a percentage of originated commercial loans	0.91%	0.91%	0.92%	0.92%	0.95%
Retail originated allowance for loan losses as a percentage of originated retail loans	0.26	0.27	0.29	0.30	0.32
Total originated allowance for loan losses as a percentage of:
Originated loans	0.74	0.74	0.75	0.75	0.78
Originated non-performing loans	107.5	95.5	94.1	91.7	92.7

NET LOAN CHARGE-OFFS (RECOVERIES)

	Three Months Ended
(dollars in millions)	March 31, 2015	Dec. 31, 2014	Sept. 30, 2014	June 30, 2014	March 31, 2014
Commercial:
Commercial real estate	$2.8	$3.3	$4.2	$3.0	$2.9
Commercial and industrial	2.1	3.2	1.8	1.8	0.6
Equipment financing	1.1	—	(0.1)	0.1	0.5

Total	6.0	6.5	5.9	4.9	4.0

Retail:
Residential mortgage	0.4	0.2	0.7	0.5	1.0
Home equity	0.5	1.3	1.2	0.8	1.7
Other consumer	0.3	0.5	0.3	0.3	0.3

Total	1.2	2.0	2.2	1.6	3.0

Total	$7.2	$8.5	$8.1	$6.5	$7.0

Net loan charge-offs to average total loans (annualized)	0.11%	0.13%	0.13%	0.10%	0.12%

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP

In addition to evaluating People’s United Financial’s results of operations in accordance with U.S. generally accepted accounting principles (“GAAP”), management routinely supplements their evaluation with an analysis of certain non-GAAP financial measures, such as the efficiency and tangible equity ratios, tangible book value per share and operating earnings metrics. Management believes these non-GAAP financial measures provide information useful to investors in understanding People’s United Financial’s underlying operating performance and trends, and facilitates comparisons with the performance of other financial institutions. Further, the efficiency ratio and operating earnings metrics are used by management in its assessment of financial performance, including non-interest expense control, while the tangible equity ratio and tangible book value per share are used to analyze the relative strength of People’s United Financial’s capital position.

The efficiency ratio, which represents an approximate measure of the cost required by People’s United Financial to generate a dollar of revenue, is the ratio of (i) total non-interest expense (excluding goodwill impairment charges, amortization of other acquisition-related intangible assets, losses on real estate assets and non-recurring expenses) (the numerator) to (ii) net interest income on a fully taxable equivalent (“FTE”) basis plus total non-interest income (including the FTE adjustment on bank-owned life insurance (“BOLI”) income, and excluding gains and losses on sales of assets other than residential mortgage loans and acquired loans, and non-recurring income) (the denominator). In addition, operating lease expense is excluded from total non-interest expense and netted against operating lease income within non-interest income to conform with the reporting approach applied to fee-based businesses already presented on a net basis. People’s United Financial generally considers an item of income or expense to be non-recurring if it is not similar to an item of income or expense of a type incurred within the last two years and is not similar to an item of income or expense of a type reasonably expected to be incurred within the following two years.

Operating earnings exclude from net income those items that management considers to be of such a non-recurring or infrequent nature that, by excluding such items (net of income taxes), People’s United Financial’s results can be measured and assessed on a more consistent basis from period to period. Items excluded from operating earnings, which include, but are not limited to: (i) non-recurring gains/losses; (ii) writedowns of banking house assets; (iii) severance-related costs; (iv) merger-related expenses, including acquisition integration and other costs; and (v) charges related to executive-level management separation costs, are generally also excluded when calculating the efficiency ratio. Operating earnings per share is derived by determining the per share impact of the respective adjustments to arrive at operating earnings and adding (subtracting) such amounts to (from) GAAP earnings per share. Operating return on average assets is calculated by dividing operating earnings (annualized) by average total assets. Operating return on average tangible stockholders’ equity is calculated by dividing operating earnings (annualized) by average tangible stockholders’ equity. The operating dividend payout ratio is calculated by dividing dividends paid by operating earnings for the respective period.

The tangible equity ratio is the ratio of (i) tangible stockholders’ equity (total stockholders’ equity less goodwill and other acquisition-related intangible assets) (the numerator) to (ii) tangible assets (total assets less goodwill and other acquisition-related intangible assets) (the denominator). Tangible book value per share is calculated by dividing tangible stockholders’ equity by common shares (total common shares issued, less common shares classified as treasury shares and unallocated Employee Stock Ownership Plan (“ESOP”) common shares).

In light of diversity in presentation among financial institutions, the methodologies used by People’s United Financial for determining the non-GAAP financial measures discussed above may differ from those used by other financial institutions.

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - continued

OPERATING NON-INTEREST EXPENSE AND EFFICIENCY RATIO

	Three Months Ended
(dollars in millions)	March 31, 2015	Dec. 31, 2014	Sept. 30, 2014	June 30, 2014	March 31, 2014
Total non-interest expense	$217.6	$207.7	$208.8	$208.3	$216.7

Adjustments to arrive at operating non-interest expense:
Writedowns of banking house assets	(5.3)	—	(1.8)	—	(4.4)
Severance-related costs	(0.7)	(0.6)	(0.3)	(1.6)	(0.8)

Total	(6.0)	(0.6)	(2.1)	(1.6)	(5.2)

Operating non-interest expense	211.6	207.1	206.7	206.7	211.5

Operating lease expense (1)	(9.3)	(8.9)	(8.7)	(8.7)	(11.1)
Amortization of other acquisition-related intangible assets	(5.9)	(6.2)	(6.2)	(6.2)	(6.2)
Other (2)	(2.0)	(2.4)	(2.2)	(3.7)	(2.0)

Total non-interest expense for efficiency ratio	$194.4	$189.6	$189.6	$188.1	$192.2

Net interest income (FTE basis)	$233.9	$233.2	$233.3	$232.8	$231.8
Total non-interest income	89.0	86.8	84.0	100.1	79.9

Total revenues	322.9	320.0	317.3	332.9	311.7
Adjustments:
Operating lease expense (1)	(9.3)	(8.9)	(8.7)	(8.7)	(11.1)
BOLI FTE adjustment	0.6	0.9	0.7	0.6	0.6
Net security gains	—	(2.7)	(0.2)	—	(0.1)
Gain on merchant services joint venture, net of expenses	—	—	—	(20.6)	—
Other (3)	—	0.1	(0.5)	—	(0.1)

Total revenues for efficiency ratio	$314.2	$309.4	$308.6	$304.2	$301.0

Efficiency ratio	61.9%	61.3%	61.4%	61.8%	63.9%

(1)	Operating lease expense is excluded from total non-interest expense and netted against operating lease income within non-interest income to conform with the reporting approach applied to fee-based businesses already presented on a net basis.
(2)	Items classified as “other” and deducted from non-interest expense for purposes of calculating the efficiency ratio include, as applicable, certain franchise taxes, real estate owned expenses, contract termination costs and non-recurring expenses.
(3)	Items classified as “other” and added to (deducted from) total revenues for purposes of calculating the efficiency ratio include, as applicable, asset write-offs and gains associated with the sale of branch locations.

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - continued

OPERATING EARNINGS

	Three Months Ended
(dollars in millions, except per share data)	March 31, 2015	Dec. 31, 2014	Sept. 30, 2014	June 30, 2014	March 31, 2014
Net income, as reported	$59.2	$64.7	$61.6	$72.3	$53.1

Adjustments to arrive at operating earnings:
Writedowns of banking house assets	5.3	—	1.8	—	4.4
Severance-related costs	0.7	0.6	0.3	1.6	0.8
Gain on merchant services joint venture, net of expenses	—	—	—	(20.6)	—

Total pre-tax adjustments	6.0	0.6	2.1	(19.0)	5.2
Tax effect	(2.0)	(0.2)	(0.7)	6.6	(1.8)

Total adjustments, net of tax	4.0	0.4	1.4	(12.4)	3.4

Operating earnings	$63.2	$65.1	$63.0	$59.9	$56.5

Earnings per share, as reported	$0.20	$0.22	$0.21	$0.24	$0.18

Adjustments to arrive at operating earnings per share:
Writedowns of banking house assets	0.01	—	—	—	0.01
Severance-related costs	—	—	—	—	—
Gain on merchant services joint venture, net of expenses	—	—	—	(0.04)	—

Total adjustments per share	0.01	—	—	(0.04)	0.01

Operating earnings per share	$0.21	$0.22	$0.21	$0.20	$0.19

Average total assets	$35,768	$34,763	$34,150	$33,273	$32,799

Operating return on average assets (annualized)	0.71%	0.75%	0.74%	0.72%	0.69%

OPERATING RETURN ON AVERAGE TANGIBLE STOCKHOLDERS’ EQUITY

	Three Months Ended
(dollars in millions)	March 31, 2015	Dec. 31, 2014	Sept. 30, 2014	June 30, 2014	March 31, 2014
Operating earnings	$63.2	$65.1	$63.0	$59.9	$56.5

Average stockholders’ equity	$4,663	$4,679	$4,648	$4,609	$4,564
Less: Average goodwill and average other acquisition-related intangible assets	2,100	2,106	2,112	2,118	2,125

Average tangible stockholders’ equity	$2,563	$2,573	$2,536	$2,491	$2,439

Operating return on average tangible stockholders’ equity (annualized)	9.9%	10.1%	9.9%	9.6%	9.3%

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - continued

OPERATING DIVIDEND PAYOUT RATIO

	Three Months Ended
(dollars in millions)	March 31, 2015	Dec. 31, 2014	Sept. 30, 2014	June 30, 2014	March 31, 2014
Dividends paid	$49.5	$49.5	$49.4	$49.4	$48.6

Operating earnings	$63.2	$65.1	$63.0	$59.9	$56.5

Operating dividend payout ratio	78.3%	76.0%	78.4%	82.5%	86.0%

TANGIBLE EQUITY RATIO

(dollars in millions)	March 31, 2015	Dec. 31, 2014	Sept. 30, 2014	June 30, 2014	March 31, 2014
Total stockholders’ equity	$4,682	$4,633	$4,655	$4,636	$4,596
Less: Goodwill and other acquisition-related intangible assets	2,097	2,103	2,109	2,115	2,121

Tangible stockholders’ equity	$2,585	$2,530	$2,546	$2,521	$2,475

Total assets	$36,407	$35,997	$34,775	$33,921	$33,112
Less: Goodwill and other acquisition-related intangible assets	2,097	2,103	2,109	2,115	2,121

Tangible assets	$34,310	$33,894	$32,666	$31,806	$30,991

Tangible equity ratio	7.5%	7.5%	7.8%	7.9%	8.0%

TANGIBLE BOOK VALUE PER SHARE

(in millions, except per share data)	March 31, 2015	Dec. 31, 2014	Sept. 30, 2014	June 30, 2014	March 31, 2014
Tangible stockholders’ equity	$2,585	$2,530	$2,546	$2,521	$2,475

Common shares issued	397.81	396.85	396.71	396.66	396.45
Less: Shares classified as treasury shares	89.05	89.05	89.04	89.03	89.03
Unallocated ESOP shares	7.58	7.67	7.75	7.84	7.93

Common shares	301.18	300.13	299.92	299.79	299.49

Tangible book value per share	$8.58	$8.43	$8.49	$8.41	$8.26